UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

The Wilber Corporation

(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820

(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Employment Agreements

Effective January 2, 2006, The Wilber Corporation’s (“the Company”) principal subsidiary, Wilber National Bank (“the Bank”), entered into employment agreements with Mr. Douglas C. Gulotty, the Company’s newly appointed President and CEO and Mr. Joseph E. Sutaris, the Company’s Treasurer and CFO, and newly appointed Secretary (collectively, “the Executives”). Both agreements provide the Executives with a minimum annual salary during the 5-year term of the agreement (expiring December 31, 2010, unless terminated sooner for cause or otherwise) and certain other perquisites, including the use of a Company automobile for both Executives and a country club membership for Mr. Gulotty. Mr. Gulotty’s and Mr. Sutaris’ minimum salaries during the term of the agreement were set at $215,000 and $150,000, respectively. Each Executive shall also be entitled to incentive bonuses as may be awarded by the Board from time to time. In the event that either of the Executive’s employment is terminated “for other than cause” or the Executive resigns for “good reason,” the agreement provides that he shall be paid his then current salary for a period of 12 months thereafter, plus any pro rata share of bonus or other incentive for which he may be eligible. The foregoing summary of the material terms of the employment agreements is qualified in its entirety by reference to the copies of the agreements attached hereto as Exhibits 10.11 and 10.12, which are incorporated herein by reference.

Modification of Retention Bonus Agreements

In a related action, the Bank also modified its existing retention bonus agreements with Mr. Gulotty and Mr. Sutaris. Under the terms of the amended retention bonus agreements, Mr. Gulotty and Mr. Sutaris are entitled to receive a one-time lump sum cash payment from the Bank or its successor in the event of a change of control. For the purposes of the amended retention bonus agreements, a change in control shall be deemed to have occurred if: (i) there shall be consummated any consolidation or merger of the Company or the Bank, in which the Company or the Bank is not the surviving entity, (ii) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company or the Bank has occurred, (iii) the stockholders of the Company approve any plan for the liquidation or dissolution of the Company or the Bank, (iv) any person, other than Brian Wright, his spouse or his children, shall become the beneficial owner of 50% or more of the Company’s outstanding common stock, or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease to constitute the majority of the Board. Mr. Gulotty’s retention bonus agreement provides him with a retention bonus amount equal to 200% of then his current annual salary. Mr. Sutaris’ retention bonus agreement provides him with a retention bonus amount equal to 150% of his then current annual salary. The retention bonus payments are to be made to the Executives within 5 business days following the change in control subject to the Executives being employed in their respective capacities at the time the change of control takes place. In the event, Mr. Gulotty or Mr. Sutaris is terminated from his position for other than good cause within 6 months after the change in control occurs, or voluntarily resigns within such time period, he is prohibited from working for a competitor located within a 75 mile radius of Oneonta, New York (or any office of the Bank where the Executive is physically located) for a period of 12-months following the termination of employment. Both of the Executive’s retention bonus agreements expire on December 31, 2010. All other terms of the retention bonus agreements remain the same. The foregoing summary of the material terms of the amended retention bonus agreements is qualified in its entirety by reference to the copies of the agreements attached hereto as Exhibits 10.8 and 10.9, which are incorporated herein by reference.

Amendment of Deferred Compensation Agreements

At its meeting held on December 19, 2005, the Board of Directors of the Bank voted in favor to freeze its deferred compensation plan for executive officers of the Bank (“the plan”). The plan was principally modified to: (i) prohibit further salary and bonus payment deferrals by participants, and (ii) comply with Section 409A of the Internal Revenue Code of 1986 and the related enactment of the American Jobs Creation Act of 2004. Three executive officers of the Company, Mr. Alfred S. Whittet, the Company’s Vice Chairman and past President and CEO, Mr. Gulotty and Mr. Sutaris, participate in the plan and signed amendments to their individual agreements on December 30, 2005. Prior to the modification, the plan permitted the participants to defer a portion of their annual bonus payment and / or salary for the purpose of deferring federal and state income tax liability related to the earned amounts. The deferred amounts for each participant either increase or decrease in value based on the Company’s common stock value and related dividend payments, also known as the “phantom stock investment,” and / or the value of certain mutual funds and other permissible investment securities held by the Company under the plan. The agreement may be terminated upon written notice by either party or upon the resignation, retirement or death of the participant, at which point a payout of the deferred amount is made. The foregoing summary of the material terms of the amended deferred compensation agreement is qualified in its entirety by reference to the copy of the form of agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. Mr. Gulotty's and Mr. Sutaris' deferred compensation agreements are substantially the same as the form of agreement provided in Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(c ) Exhibits.

Exhibit No.	Description
10.1	Form of Second Amendment to Deferred Compensation Agreement between Wilber National
Bank and Mr. Whittet*
10.8	Amended Retention Bonus Agreement between Wilber National Bank and Mr. Gulotty**
10.9	Amended Retention Bonus Agreement between Wilber National Bank and Mr. Sutaris**
10.11	Employment Agreement between Wilber National Bank and Douglas C. Gulotty
10.12	Employment Agreement between Wilber National Bank and Joseph E. Sutaris

*Amends original form of agreement as filed with the SEC on January 30, 2004

**Amends and replaces original agreements as filed with the SEC on January 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Joseph E. Sutaris
Joseph E. Sutaris
Treasurer & Chief Financial Officer

Date: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Second Amendment to Deferred Compensation Agreement between Wilber National
Bank and Mr. Whittet*
10.8	Amended Retention Bonus Agreement between Wilber National Bank and Mr. Gulotty**
10.9	Amended Retention Bonus Agreement between Wilber National Bank and Mr. Sutaris**
10.11	Employment Agreement between Wilber National Bank and Douglas C. Gulotty
10.12	Employment Agreement between Wilber National Bank and Joseph E. Sutaris

*Amends original form of agreement as filed with the SEC on January 30, 2004

**Amends and replaces original agreements as filed with the SEC on January 30, 2004